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EXHIBIT *(10.34)

                             SUBORDINATION AGREEMENT


         SUBORDINATION AGREEMENT (this "Agreement") as of October 29, 1999, between FLEET CAPITAL CORPORATION (the "Senior Creditor") and AMERICAN CAPITAL STRATEGIES, LTD. (the "Subordinated Creditor").

         Each of Senior Creditor and Subordinated Creditor are entering into financing arrangements with IGI, Inc. ("IGI"), IGEN, Inc., ImmunoGenetics, Inc. and Blood Cells, Inc. (collectively, the "Companies" and severally each a "Company").

         To induce the Senior Creditor to enter into the Fleet Financing Agreement (as hereinafter defined) and to make loans and extensions of credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditor has agreed to subordinate the Subordinated Debt (as hereinafter defined) to the Senior Debt (as hereinafter defined) as well as subordinate all liens and rights in collateral securing the Subordinated Debt, all in the manner and to the extent hereinafter provided. Accordingly, the parties hereto agree as follows:

         Section 1. Definitions. Unless otherwise defined herein capitalized terms herein shall have the meanings provided to such terms in the Fleet Financing Agreement. In addition, as used herein:

         "Fleet Financing Agreement" shall mean the Loan and Security Agreement of even date herewith between the Senior Creditor and the Companies, as the same may be amended, modified, supplemented or restated from time to time.

         "Permissible Securities" shall mean (a) any debt securities the payment of which is subordinated, at least to the extent provided in Section 2 with respect to the Subordinated Debt, to the payment of all Senior Debt at the time outstanding and all securities issued in exchange therefore and (b) any shares of common stock of IGI.

         "Permitted Refinancing" means any amendment, modification, extension, renewal, refunding or refinancing (whether by the Senior Creditor or any institutional lender providing replacement financing) of all (but not less than all) of the Senior Debt, provided that (i) such amendment, modification, extension, renewal, refunding or refinancing shall not (A) increase the principal amount thereof or (B) advance the originally scheduled dates for payment of principal, interest or other sums payable in respect of the indebtedness thereby amended, modified, extended, renewed, refunded or refinanced, and (ii) the documents evidencing the incurrence of such indebtedness shall not (A) impose upon the Companies rates of interest (apart from any post default rate applicable if an Event of Default is outstanding) in excess of 1% higher than the applicable rate(s) provided for with respect to the indebtedness thereby amended, modified, extended, renewed, refunded or refinanced, (B) impose prepayment charges that are greater in any material respect than the respective amounts thereof payable under the terms of the indebtedness thereby amended, modified, extended, renewed, refunded or refinanced, or (C) contain terms or conditions that would prohibit payment of principal, interest and other amounts payable with respect to the Subordinated Debt when due (except to the extent provided in this Agreement).
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         "Senior Debt" shall mean all loans, advances, extensions of credit, liabilities and obligations, including reimbursement obligations on letters of credit, letter of credit guaranties, foreign exchange obligations or interest rate hedging agreements, together with all interest, fees, expenses and other charges thereon, in which case owing, arising, due or payable from the Companies to the Senior Creditor, of any kind or nature, whether or not evidenced by any note, guaranty or other agreement or instrument, in each case arising under or in connection with the Fleet Financing Agreement (or any Permitted Refinancing) or any related agreement or document, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, joint or several, due or to become due, now existing or hereafter arising and however acquired, including, without limitation, debts, liabilities and obligations arising or occurring after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding with respect to the Company, whether or not a claim for such post-commencement obligation is allowed; provided that in no event shall the principal amount of obligations considered as "Senior Debt" exceed $24,500,000 minus the aggregate amount of all scheduled repayments of term loans (including, without limitation, any Capital Expenditure Loans) actually made or prepaid after the date hereof.

         "Subordinated Debt" shall mean the principal of, and interest and premium (if any) on, the loans made, and any other amounts owing, under the Subordinated Debt Documents.

         "Subordinated Debt Documents" shall mean the Note and Equity Purchase Agreement, the Pledge Agreement and the Security Agreement, each of even date herewith, among the Subordinated Creditor, IGI and certain of its subsidiaries, as the same may be amended, modified, supplemented or restated from time to time.

         Section 2. Subordination.

         2.01 Subordination of Subordinated Debt. The Subordinated Creditor covenants and agrees, that, to the extent and in the manner set forth in this Agreement, the Subordinated Debt, and the payment from whatever source of the principal of, and interest and premium (if any) on, the Subordinated Debt, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt.

         2.02 Payments Upon Bankruptcy or Dissolution. In the event of (a) any insolvency or bankruptcy, receivership, liquidation, reorganization or other similar case or proceeding relative to any of the Companies or its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding up of any of the Companies, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any of the Companies, then and in any such event:

                  (1) the Senior Creditor shall be entitled to receive payment in full in cash of all amounts owing, due or to become due on or in respect of all Senior Debt before any Subordinated Creditor shall be entitled to receive any payment on account of principal of, or interest or premium (if any) on, the Subordinated Debt;

                  (2) any payment or distribution of assets of the applicable Company(ies) of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the


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         Subordinated Creditor would be entitled but for the provisions of this
         Agreement (other than Permissible Securities), including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the applicable Company(ies) being subordinated to the payment of the Subordinated Debt, shall be paid by the party making such payment or distribution, whether a trustee in bankruptcy, receiver, liquidating trustee, agent, debtor, or otherwise, directly to the Senior Creditor to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditor; and

                  (3) if any Subordinated Creditor shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 30 days prior to the deadline for any such filing, the Senior Creditor shall be unconditionally authorized to file such claims or proofs of claim (in its sole discretion and without any obligation to do so). Subject only to the foregoing limitation, the Subordinated Creditor hereby appoints the Senior Creditor as its attorney-in-fact to file any such claim or proof of claim and to demand, vote, collect, prosecute and enforce such claim and receive, endorse, deposit and retain any proceeds or distributions thereon (in the name of the Subordinated Creditor of the Senior Creditor. Nothing herein contained is intended to authorize or allow the Senior Creditor to become (in the name of the Subordinated Creditor) a member of any creditors' committee in any bankruptcy or reorganization proceeding.

         2.03 No Payment When Senior Debt in Default.

         (a) In the event that (1) any payment with respect to any principal of or interest on the Senior Debt is not made when due, whether at a due date, stated maturity, by mandatory prepayment, by acceleration, or otherwise (each such failure, a "Senior Debt Payment Default") or (2) any Event of Default under the Fleet Financing Agreement other than as described in clause (1) above (for the purposes hereof, a "Non-Payment Default") shall have occurred and be continuing permitting the Senior Creditor to declare the Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then no payment on account of the principal of, or interest or premium (if any) on, the Subordinated Debt or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Debt) shall be made by or on behalf of any of the Companies, for the period (the "Blockage Period") from the date the Subordinated Creditor receives written notice of the existence of either a Senior Debt Payment Default or a Non-Payment Default (each a "Senior Debt Event of Default" from the Senior Creditor (a "Blocking Notice") until the earliest of (i) the date 180 days after such date, (ii) the date on which such Senior Debt Event of Default is waived or a cure thereof is accepted in writing by the Senior Creditor, and (iii) the date on which the Senior Creditor has waived in writing the benefits of this Section
2.03 in respect of such Senior Debt Event of Default,

provided that, for purposes of the above clause(A) only one Blocking Notice relating to any Senior Debt Event of Default may be given during any one twelve-month period, and (B) nothing herein contained is intended to restrict or limit the rights of the Senior Creditor hereunder if a Senior Debt Event of Default at any time occurs.

         (b) For the purposes of subsection (a) above, no Non-Payment Default known to the holder of Senior Debt giving any Blocking Notice on the date any Blocking Notice is given may be


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used or shall be effective as a basis for any subsequent Blocking Notice, it being understood and agreed that any breach or violation of a financial covenant with respect to the Senior Debt as of any measurement date thereof will be a new Non-Payment Default regardless of whether a breach of such or any other covenant which occurred on any prior measurement date was waived, cured or remains outstanding.

         (c) Immediately upon the expiration of any Blockage Period under this
Section 2.03 during which no payment may be made on account of the Subordinated Debt, the Companies may resume making any and all payments of principal of, and interest and premium (if any) thereafter becoming due on, the Subordinated Debt.

         (d) If (1) any Senior Debt shall have been accelerated, (2) the maturity of the Subordinated Debt shall have been accelerated pursuant to the provisions of the Subordinated Debt Documents, (3) no "Event of Default" under (and as defined in) the Subordinated Debt Documents (a "Subordinated Debt Event of Default") shall have occurred and be continuing on the date of such acceleration other than by reason of a Subordinated Debt Event of Default based upon the acceleration of the maturity of such Senior Debt, (4) after the date of such acceleration the holders of such Senior Debt shall duly rescind and annul such acceleration of the maturity of such Senior Debt, and (5) on the date of such rescission and annulment, no Subordinated Debt Event of Default shall have occurred and be continuing in respect of the Subordinated Debt other than by reason of a Subordinated Debt Event of Default based upon the acceleration of the maturity of such Senior Debt, then such acceleration of the maturity of the Subordinated Debt shall thereupon be deemed rescinded and annulled without action on the part of any Subordinated Creditor, but such rescission and annulment shall not affect the rights of any Subordinated Creditor with respect to any subsequent or other default or Subordinated Debt Event of Default that may occur.

         (d) The provisions of this Section 2.03 shall not alter the rights of the holders of Senior Debt under the provisions of Section 2.02 hereof.

         2.04 Permitted Payments. Nothing contained in this Agreement or in any of the Subordinated Debt Documents shall affect the obligation of the Companies to make (or prevent the Companies from making) regularly scheduled payments of principal of, or interest and premium (if any) on, the Subordinated Debt or any other amount payable by the Companies under the Subordinated Debt Documents except (x) during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of any of the Companies referred to in Section 2.02 hereof, or (y) under the conditions described in Section 2.03 hereof, or (z) as restricted by the provisions of Section 2.08 hereof. At no time may any prepayment be made of or on account of the Subordinated Debt without the prior written consent of the Senior Creditor.

         2.05 Subrogation. Subject to the prior payment in full in cash of all Senior Debt, the Subordinated Creditor shall be subrogated (equally and ratably with the holders of all indebtedness of the Companies that by its express terms is subordinated to Senior Debt of the Companies to the same extent as the Subordinated Debt is subordinated and that is entitled to like rights of subrogation) to the rights of the Senior Creditor to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, and interest and premium (if any) on, the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, and to the extent


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permitted by law, no payments or distributions to the Senior Creditor of any cash, property or securities to which the Subordinated Creditor would be entitled except for the provisions of this Section 2, and no payments over pursuant to the provisions of this Section 2 to the Senior Creditor by the Subordinated Creditor, shall, as between the Companies, their creditors other than the Senior Creditor, and the Subordinated Creditor, be deemed to be a payment or distribution by the applicable Companies to or on account of the Senior Debt.

         2.06 Provisions Solely to Define Relative Rights. The provisions of this Section 2 are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditor on the one hand and the Senior Creditor on the other hand. No rights are intended to be created hereunder for the benefit of the Companies or any other alleged third party beneficiary. Subject to the subordination provisions hereof, nothing contained in this
Section 2 or elsewhere in this Agreement or in the Subordinated Debt Documents is intended to or shall:

         (a) impair, as among the Companies, their creditors other than the Senior Creditor and the Subordinated Creditor, the obligation of the Companies, which is absolute and unconditional, to pay to the Subordinated Creditor the principal of and interest on the Subordinated Debt as and when the same shall become due and payable in accordance with its terms; or

         (b) affect the relative rights of the Subordinated Creditor against the Companies under the Subordinated Debt Documents.

         2.07 No Waiver of Subordination Provisions. The Senior Creditor may (in its sole discretion), at any time and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor and without impairing, affecting or releasing the subordination provided in this Section 2 or the obligations hereunder of the Subordinated Creditor to the holders of Senior Debt, do any one or more of the following: (a) modify, increase (subject to the limits set forth in the definition of "Senior Debt"), renew, extend, change the time, manner, place or terms of payment of any Senior Debt, or otherwise waive, modify, supplement or waive non-performance in any respect of any provisions of the Fleet Financing Agreement or any other agreement or instrument evidencing or relating to any of the Senior Debt; (b) sell, exchange, release, enforce its rights against, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release or compromise claims against any of the Companies or any other party liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against any of the Companies or any other party.

         2.08 Lien Priority and Enforcement Action.

         (a) The Subordinated Creditor agrees that, notwithstanding anything to the contrary contained in any Subordinated Debt Documents or in any mortgage, pledge, assignment or security agreement related thereto, the liens, pledges, assignments, security interests, mortgages or any other security arrangements of the Senior Creditor at any time securing the Senior Debt (collectively, "Senior Security Interests") are senior and prior in operation and effect to any liens, pledges, assignments, security interests, mortgages, or other security arrangements of Subordinated Creditor (collectively, "Junior Security Interests") and the Junior Security Interests shall be subordinate, junior and inferior, and shall be postponed in priority, operation and effect to the Senior Security Interests.



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         (b) The priority of security interests set forth in Section 2.08(a)
hereof shall apply and control irrespective of (1) any statement to the contrary elsewhere herein, in any agreement creating or evidencing the Junior Security Interests, or in any agreement or other document executed and delivered by any party hereto or any affiliate thereof, (2) the time, order, or method of attachment or perfection of security interests, mortgages or other liens, or (3) the giving of, or the failure to give, notice of the acquisition or expected acquisition of any purchase money or other security interests or liens.

         (c) Until such time as the Senior Debt shall have been paid in full in cash and the commitment of the Senior Creditor to lend has been terminated, the Subordinated Creditor shall not contest or challenge the validity, enforceability, priority or perfection of, or restrict, interfere with or prevent any action taken by the Senior Creditor to foreclose on or enforce, the Senior Security Interests.

         (d) Notwithstanding anything to the contrary contained herein, the Subordinated Creditor agrees that in the event that any property of any of the Companies that is subject to the Junior Security Interests herein is sold, transferred, conveyed or otherwise disposed of (1) as permitted under the Fleet Financing Agreement or (2) as otherwise consented to by the Senior Creditor, the Subordinated Creditor shall be deemed to have consented to the sale, transfer or conveyance and shall release all rights to and interests in such property (including the Junior Security Interests), and such property shall be transferred free and clear of all liens and security interests (including the Junior Security Interests) in favor of the Subordinated Creditor, provided, however, that such consent and release by the Subordinated Creditor shall not be effective unless written notice of the proposed sale, transfer or conveyance containing the material terms of the transaction is provided to the Subordinated Creditor and the Subordinated Creditor fails to deliver to the selling Company and the Senior Creditor a bona fide, signed written commitment from another buyer directed to the selling Company, the Senior Creditor and the Subordinated Creditor who is ready, willing and able to purchase the property in question on the identical terms as set forth in the notice given to the Subordinated Creditor and is also ready, willing and able to increase the purchase price by an amount in cash equal to 15% of the total purchase price set forth in such notice. The Subordinated Creditor shall execute such termination and release documents as the Senior Creditor may request to effectuate the terms hereof. To implement the provisions of this clause (d), the Subordinated Creditor hereby appoints the Senior Creditor as its attorney-in-fact to execute and deliver, on behalf of the Subordinated Creditor, termination and release documents, which Power of Attorney may be exercised (in the sole discretion of the Senior Creditor and without any obligation to do so) if the Subordinated Creditor fails to execute any such termination and release documents following not less than three (3) days written notice from either the Senior Creditor or the Company.

         (e) Until such time as the Senior Debt shall have been paid in full in cash and the commitment of the Senior Creditor to lend has been terminated, the Subordinated Creditor shall not take any action to foreclose, enforce or realize upon any of the Junior Security Interests or exercise any right or remedy to enforce the Junior Security Interests if:

                  (i) the Senior Debt has been accelerated and the holder of the Senior Debt has commenced action to enforce its rights against a material portion of the Collateral, or

                  (ii) if no acceleration of the Senior Debt has occurred, until the expiration of (A) a period of 180 days ("Enforcement Blockage Period") after the occurrence of an Subordinated


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         Debt Event of Default (irrespective of the existence of a Blockage
         Period, if any, then preventing such payment from being made) and such failure has not been cured by the Companies or (at its sole discretion, and without any obligation to do so) by the Senior Creditor and (B) the 60th day after written notice by the Subordinated Creditor of the intent to take action against the Junior Security Interests has been given to the Senior Creditor, which notice under this clause (B) may only be given following the 180th day of the Enforcement Blockage Period.

         (f) Nothing contained herein is intended to prevent the Subordinated Creditor from obtaining a judgment or filing an involuntary bankruptcy petition against the Companies following the occurrence of a Subordinated Debt Event of Default so long as (i) the Subordinated Debt Event of Default has not been cured or waived and (ii) either (A) the Enforcement Blockage Period has expired or (B) the events contained in clause (i) above have occurred.

         (g) The Senior Creditor may at any time apply the proceeds of any of the property subject to the Senior Security Interests (including without limitation proceeds of any sale of property subject to the provisions of clause
(d) above), together with any rights of the Senior Creditor under any insurance policy, including (without limitation) any hazard or casualty insurance, credit insurance, business interruption or title insurance policy or condemnation proceeding, to the Senior Debt, and among such obligations at such time and in such order as it shall determine.

         (h) The Subordinated Creditor shall not have any right to receive or retain any portion of any property securing the Subordinated Debt or proceeds thereof, or apply any portion thereof to the Subordinated Debt, until such time as the Senior Debt shall have been paid in full in cash and the commitment of the Senior Creditor to lend has been terminated.

         Section 3. Representations and Warranties of the Subordinated Creditor. The Subordinated Creditor represents and warrants to the Senior Creditor that:

         3.01 Corporate Existence. The Subordinated Creditor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

         3.02 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or bylaws of the Subordinated Creditor, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Subordinated Creditor is a party or by which the Subordinated Creditor is bound or to which the Subordinated Creditor is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Subordinated Creditor pursuant to the terms of any such agreement or instrument.

         3.03 Corporate Action: Execution and Delivery. The Subordinated Creditor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Subordinated Creditor of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly


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         executed and delivered by the Subordinated Creditor and constitutes the legal, valid and binding obligation of the Subordinated Creditor, enforceable in accordance with its terms.

         3.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Subordinated Creditor of this Agreement or for the validity or enforceability hereof.

         Section 4. Representations and Warranties of the Senior Creditor. The Senior Creditor represents and warrants to the Subordinated Creditor that:

         4.01 Corporate Existence. The Senior Creditor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

         4.02 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or bylaws of the Senior Creditor, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Senior Creditor is a party or by which the Senior Creditor is bound or to which the Senior Creditor is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Senior Creditor pursuant to the terms of any such agreement or instrument.

         4.03 Corporate Action: Execution and Delivery. The Senior Creditor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Senior Creditor of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by the Senior Creditor and constitutes the legal, valid and binding obligation of the Senior Creditor, enforceable in accordance with its terms.

         4.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Senior Creditor of this Agreement or for the validity or enforceability hereof.

         Section 5. Payments Held in Trust. In the event that, notwithstanding the foregoing provisions of Sections 2.02, 2.03, 2.08 or any other provision hereof, the Subordinated Creditor shall have received any payment or distribution of assets or proceeds (other than Permissible Securities) prohibited by the provisions of this Agreement, including, without limitation, any such payment arising out of the exercise by any Subordinated Creditor of a right of set-off or counterclaim and any such payment received by reason of other indebtedness of the Companies being subordinated to the Subordinated Debt, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Senior Creditor, for application to the Senior Debt whether or not then due and payable.

         Section 6. Bailment for Perfection. Senior Creditor agrees that it shall hold any collateral as to which perfection is accomplished solely by possession for its own benefit, and, for the purposes of perfection only, for the benefit of the Subordinated Creditor, subject to the provisions of this


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Agreement. Notwithstanding the foregoing, Senior Creditor shall not owe any duties or obligations, or incur any liabilities, of any kind whatsoever toward the Subordinated Creditor as a result of this agreement by the Senior Creditor, including without limitation any duty to exercise reasonable care in the holding of such collateral, any duty to retain, preserve or protect any such collateral, or any duty to sell or not to sell any such collateral. In no way shall the Senior Creditor be deemed to stand in a trust or fiduciary relationship with the Subordinated Creditor.

         Section 7. Miscellaneous.

         7.01 No Waiver. No failure on the part of the Senior Creditor to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder or under the Fleet Financing Agreement or related agreements shall operate as a waiver thereof; nor shall any single or partial exercise by the Senior Creditor of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided at law or in equity.

         7.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania (without regard to Pennsylvania conflicts of laws principles).

         7.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         7.04 No Modifications. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Subordinated Creditor and Senior Creditor.

         7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Subordinated Creditor and the Senior Creditor. The terms "Senior Creditor" and "Subordinated Creditor" shall respectively apply to any successor and assign of any such party. Each party agrees to notify any successor and assign of the existence and terms of this Agreement.

         7.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         7.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         7.08 Subordination Legend. Each instrument, document or agreement creating or evidencing the Subordinated Debt and Junior Security Interests shall contain a conspicuous legend (in form and


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substance satisfactory to the Senior Creditor) that such instrument, document or agreement and the rights therein are subject to the provisions of this Agreement.

         7.09 Amendment to Subordinated Debt Documents. The Subordinated Creditor covenants and agrees that it will not modify any of the Subordinated Debt Documents in any manner which would accelerate the date on which any payment thereunder is to become due, increase the Companies' monetary obligations thereunder, or make more restrictive any financial covenants thereunder.

         7.10 Expenses. Senior Creditor shall have the right to recover on demand from Subordinated Creditor all expenses incurred by the Senior Creditor to enforce the provisions of this Agreement against the Subordinated Creditor.

         7.11 Proceeds of Key-Executive Life Insurance. Notwithstanding anything set forth in this Agreement to the contrary, including, without limitation, any of the provisions of Sections 2.02, 2.03 and 2.08, the holders of the Subordinated Debt shall be entitle to receive and retain, and apply to the payment, prepayment, forgiveness or reductions of the Subordinated Debt, any distributions, payments or proceed of any life insurance policy upon the life of Paul Woitach or Robert McDaniel paid to the holders of the Subordinated Debt, as beneficiaries and assignees of such policy.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SUBORDINATED CREDITOR                        SENIOR CREDITOR

AMERICAN CAPITAL STRATEGIES, LTD.            FLEET CAPITAL CORPORATION

By: /s/ JOHN R. ERICKSON                     By: /s/ WALTER SCHUPPE
    ----------------------                       ----------------------------
    Name: JOHN R. ERICKSON                       Name: WALTER SCHUPPE
    Title: CFO                                   Title: S.V.P.

Address for Notices:
2 Bethesda Metro Center, 14th Floor          Address for Notices:
Bethesda, MD 20814
                                             200 Glastonbury Boulevard
                                             Glastonbury, Connecticut 06033
Attention: Chairman
                                             Attention: Northeast Loan
                                                        Administration
Facsimile No.: (301) 654-6714
                                             Facsimile No.: (860) 657-7759




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
ACKNOWLEDGED AND AGREED:


IGI, INC.
IGEN, INC.
IMMUNOGENETICS, INC.
BLOOD CELLS, INC.


By: /s/ MANFRED HANUSCHEK
    -----------------------------
    Name: MANFRED HANUSCHEK

    As authorized officer of each of the above named companies




                   (Signature Page to Subordination Agreement)




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